Exhibit 99.1

JOINT FILING STATEMENT

Each of the undersigned agrees that (1) the statement on Schedule 13D relating to Invenda Corporation’s common stock, par value $0.01 per share has been adopted and filed on behalf of each of them, (2) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (3) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: September 25, 2008

PETER FRIEDLI

/s/ Peter Friedli
Peter Friedli

VENTURETEC, INC.

/s/ Peter Friedli
By: Peter Friedli Title: President

INVENTURE, INC.

/s/ Peter Friedli
By: Peter Friedli Title: President